Exhibit 99.2

REPORT OF INDEPENDENT AUDITORS

The Partners

Gulf Marine Fabricators

We have audited the accompanying balance sheets of Gulf Marine Fabricators (Partnership) as of December 31, 2005 and 2004, and the related statements of operations and changes in partners’ equity, and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Partnership’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gulf Marine Fabricators at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States.

/s/ Ernst & Young LLP

New Orleans, Louisiana

April 14, 2006

GULF MARINE FABRICATORS

BALANCE SHEETS

(in thousands)

	December 31,
	2005	2004
ASSETS

Current assets:
Cash and cash equivalents	$665	$509
Contracts receivable	3,414	8,900
Costs and estimated earnings in excess of billings on uncompleted contracts	1,445	2,781
Prepaid expenses and other	1,123	1,197
Receivable from affiliates	11,374	11,092
Inventory	612	455

Total current assets	18,633	24,934
Property, plant and equipment, net	27,678	32,588

Total assets	$46,311	$57,522

LIABILITIES AND PARTNERS’ EQUITY

Current liabilities:
Bank overdrafts	$4,797	$2,022
Accounts payable	664	669
Accounts payable - affiliates	1,941	2,993
Billings in excess of costs and estimated earnings on uncompleted contracts	1,042	2,701
Accrued expenses	2,269	3,585
Other liabilities	19,090	18,576

Total current liabilities	29,803	30,546

Partners’ equity	16,508	26,976

Total liabilities and partners’ equity	$46,311	$57,522

The accompanying notes are an integral part of these statements

GULF MARINE FABRICATORS

STATEMENTS OF OPERATIONS AND CHANGES IN PARTNERS’ EQUITY

(in thousands)

	Years Ended December 31,
	2005	2004	2003
Revenue	$41,558	$225,269	$264,461
Cost of revenue	47,450	221,180	268,531

Gross profit (loss)	(5,892)	4,089	(4,070)
General and administrative expenses	5,006	7,281	5,654

Operating income (loss)	(10,898)	(3,192)	(9,724)
Other income (expense):
Interest expense	(415)	(785)	(699)
Interest income	12	4	—
Gain on disposition of equipment	833	7,754	—

	430	6,973	(699)

Net income (loss)	$(10,468)	$3,781	$(10,423)

Partners’ equity at beginning of year	26,976	23,195	33,618

Partners’ equity at end of year	$16,508	$26,976	$23,195

The accompanying notes are an integral part of these statements

GULF MARINE FABRICATORS

STATEMENT OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2005	2004	2003
Operating activities:
Net income (loss)	$(10,468)	$3,781	$(10,423)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,034	7,417	6,336
Gain on sale of equipment	(833)	(7,754)	(37)
Changes in operating assets and liabilities:
Contracts receivable, net	4,454	12,333	(13,884)
Costs and estimated earnings in excess of billings on uncompleted contracts	1,336	8,584	(535)
Prepaid expenses, inventory and other assets	(83)	936	243
Accounts payable	(1,057)	(4,741)	3,362
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,659)	(20,315)	13,993
Other liabilities	514	15,936	2,640
Accrued expenses	(1,316)	(8,444)	6,309

Net cash provided by (used in) operating activities	(4,078)	7,733	8,004

Cash flows from investing activities:
Capital expenditures	(130)	(5,963)	(2,594)
Proceeds from the disposition of equipment	1,589	7,214	1,609

Net cash provided by (used in) investing activities	1,459	1,251	(985)

Cash flows from financing activities:
Bank overdrafts	2,775	(9,056)	(6,787)

Net cash provided by (used in) financing activities	2,775	(9,056)	(6,787)

Net increase (decrease) in cash	156	(72)	232
Cash and cash equivalents at beginning of period	509	581	349

Cash and cash equivalents at end of period	$665	$509	$581

Supplemental cash flow information:
Interest paid	$415	$785	$699

The accompanying notes are an integral part of these statements

GULF MARINE FABRICATORS

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2005

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Gulf Marine Fabricators (“the Partnership”), is an indirect wholly-owned partnership of Technip Coflexip USA Holding Inc. and is engaged in the fabrication of offshore oil and gas production platforms for oil and gas industry companies. The Partnership’s principal markets are concentrated in the offshore regions and along the coast of the Gulf of Mexico.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Partnership considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk

The principal customers of the Partnership are the major and large independent oil and gas companies. This concentration of customers may impact the Partnership’s overall exposure to credit risk, either positively or negatively, in that customers may be similarly affected by changes in economic or other conditions. However, the Partnership’s management believes that the portfolio of receivables is diversified and that such diversification minimizes any potential credit risk. Receivables are generally not collateralized. In the normal course of business, the Partnership extends credit to its customers on a short-term basis. Because the Partnership’s principal customers are major oil and natural gas exploration, development and production companies, credit risks associated with its customers are considered minimal. However, the Partnership routinely reviews its accounts receivable balances and makes adequate provisions for probable doubtful accounts.

Inventory

Inventory consists of materials and production supplies and is stated at the lower of cost or market determined on the first-in, first-out basis.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation is computed on the straight-line basis over the estimated useful lives of the assets, which range from 3 to 20 years. Ordinary maintenance and repairs, which do not extend the physical or economic lives of the plant or equipment, are charged to expense as incurred.

GULF MARINE FABRICATORS

NOTES TO FINANCIAL STATEMENTS – (Continued)

Long-Lived Assets

The Partnership records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets. The impairment loss is determined by comparing the fair value of the assets to their carrying amounts and recording the excess of the carrying amounts of the assets over their fair value. Fair value is determined based on discounted cash flows or appraised values, as appropriate.

Revenue Recognition

Revenue from fixed-price contracts is recognized on the percentage-of-completion method computed by the efforts-expended method which measures the percentage of labor hours incurred to date as compared to estimated total labor hours for each contract.

Contract costs include all direct material, labor and subcontract costs and those indirect costs related to contract performance, such as indirect labor, supplies and tools. Also included in contract costs are a portion of those indirect contract costs related to plant capacity, such as depreciation, insurance and repairs and maintenance. Profit incentives are included in revenue when their realization is reasonably assured. Claims for extra work or changes in scope of work are included in revenue when the amount can be reliably estimated and collection is probable. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

Income Taxes

Because the entity is a partnership, federal income taxes are the responsibility of the partnership’s partners. Accordingly, no provision for income taxes has been recorded in the accompanying financial statements.

Related Party Transactions

The Partnership is owned by Technip Coflexip Holdings USA, and has several related party transactions between it and its parent during the year. The parent provides various services to the Partnership during the year such as financing, insurance benefits, marketing, project management accounting and executive management services and thus the Partnership reimburses the parent for its share of cost related to those services. The Partnership pays management fees to the ultimate French parent based on 1.2% of the external sales of the Partnership.

2. CONTRACTS RECEIVABLE

Amounts due on contracts as of December 31 were as follows (in thousands):

	2005	2004
Completed contracts	$1,185	$1,357
Contracts in progress:
Current	2,229	7,543
Retainage due within one year	—	—

	3,414	8,900
Less allowance for doubtful accounts	—	—

	$3,414	$8,900

GULF MARINE FABRICATORS

NOTES TO FINANCIAL STATEMENTS – (Continued)

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs and estimated earnings on uncompleted contracts as of December 31 consisted of the following (in thousands):

	2005	2004
Costs incurred on uncompleted contracts	$22,892	$201,778
Estimated profit earned to date	1,551	19,983

Revenue recognized	24,443	221,761
Less billings to date	(24,040)	(221,681)

	$403	$80

The above amounts are included in the accompanying balance sheets at December 31, under the following captions (in thousands):

	2005	2004
Costs and estimated earnings in excess of billings on uncompleted contracts	$1,445	$2,781
Billings in excess of costs and estimated earnings on uncompleted contracts	(1,042)	(2,701)

	$403	$80

4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following (in thousands):

	Useful Life	2005	2004
Land	—	$5,851	$5,851
Buildings	7-20 years	29,061	29,061
Machinery and equipment	3-8 years	33,905	36,413
Office equipment	5 years	544	544
IT equipment	3 years	2,319	2,319

		71,680	74,188
Less accumulated depreciation		(44,002)	(41,600)

		$27,678	$32,588

GULF MARINE FABRICATORS

NOTES TO FINANCIAL STATEMENTS – (Continued)

5. OTHER LIABILITIES

In October 2004, the Partnership completed certain fabrication work as a subcontractor for Technip Offshore, Inc., its’ parent company. The Partnership and its parent are involved in certain disputes with the customer related to this project. The Partnership believes the customer is responsible for certain additional costs related to the project, while the customer disputes certain billings and has asserted claims for liquidated damages. At December 31, 2005 and 2004, receivables from affiliates included approximately $10.5 million of claims receivable related to this dispute and other liabilities included approximately $17.9 million for the customer’s assessment of liquidated damages and disputed receivables.

The parties are currently negotiating settlement of this matter. The Partnership does not believe that ultimate resolution of disputed items will have a material adverse impact on its financial position or operating results.

	December 31,
	2005	2004
Contingency accruals on completed contracts	$11,912	$12,051
Reserve for contract disputes	6,525	6,525
Accruals for operational expenses	653	—

	$19,090	$18,576

6. SALES TO MAJOR CUSTOMERS

The Partnership’s customer base is primarily concentrated in the oil and gas industry. The Company is not dependent on any one customer, and the revenue earned from each customer varies from year to year based on the contracts awarded. Sales to customers comprising 10% or more of the Company’s total revenue for the years ended December 31 are summarized as follows (in thousands):

	2005	2004	2003
Chevron	$11,593	$—	$—
Daewoo	4,288	43,868	—
British Petroleum	—	54,782	106,742
National Oilwell	6,416	—	—
Modec	5,009	—	—
Conoco	—	55,723	38,005
BHP	—	32,143	—
Kerr McGee	—	25,250	46,539

7. RELATED PARTY TRANSACTIONS

Amounts included in the consolidated statements of operations with respect to transactions with affiliates are set forth below (in thousands):

	2005	2004	2003
Sales	$8,644	$83,143	$71,506
Insurance allocated from parent	1,603	1,901	2,860
Purchases, salaries, and services	3,004	4,461	3,447
Gain on the sale of equipment	750	—	—
Interest expense	—	4	—
Guaranty fees paid	225	303	397
Management fees	308	1,706	1,135

Accounts payable and accounts receivable from affiliates outstanding at December 31, 2005 and 2004 represent transactions in the normal course of business.

GULF MARINE FABRICATORS

NOTES TO FINANCIAL STATEMENTS – (Continued)

8. COMMITMENTS AND CONTINGENCIES

The Company is subject to various routine legal proceedings in the normal conduct of its business primarily involving commercial claims, workers’ compensation claims, and claims for personal injury under general maritime laws of the United States and the Jones Act. While the outcome of these lawsuits, legal proceedings and claims cannot be predicted with certainty, management believes that the outcome of any such proceedings, even if determined adversely, would not have a material adverse effect on the financial position, results of operations or cash flows of the Company.

At December 31, 2005, the Company had noncancellable operating lease commitments for tug and barge services. Lease expense for the years ended December 31, 2005, 2004 and 2003 was $836,000, $836,000 and $540,000, respectively. Future minimum lease payments under this lease are as follows (in thousands):

Year ending December 31	Minimum Lease Payments
2006	$836
2007	836
2008	836
2009	836
2010	836

$4,180

9. RETIREMENT PLAN

The Partnership has a defined contribution retirement plan for all employees that are qualified under Section 401(k) of the Internal Revenue Service Code. Contributions to the Retirement Plan by the Partnership are based on participants’ contributions with additional year-end contributions by the Parent based on profits of the Partnership. For the years ended December 31, 2003, 2004 and 2005, the parent did not make any contributions to the Plan.

10. SUBSEQUENT EVENTS

Effective February 1, 2006, the Company’s facilities, machinery and equipment were acquired by a wholly-owned subsidiary of Gulf Island Fabrication, Inc. (“GIFI”). The aggregate consideration for the acquisition paid at the closing consisted of (i) $40 million in cash (subject to certain purchase price adjustments), (ii) 1,589,067 shares of GIF’s common stock, and (iii) assumption of certain liabilities. GIFI assumed all of the Company’s uncompleted fabrication contracts, as of the date of the closing.